SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2007

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On August 31, 2007, Buzzard Power Corporation (“Buzzard”) and Scrubgrass Generating Company, L.P. (“SGC”) entered into an agreement to extend the “Forbearance Termination Date” under their Forbearance Agreement (as defined below) to September 30, 2007.

Buzzard, a subsidiary of Environmental Power Corporation (the “Company”), is in discussions with SGC regarding the disposition of Buzzard’s leasehold interest in the Scrubgrass generating facility under the Amended and Restated Lease Agreement, dated December 15, 2006 (the “Lease Agreement”). Discussions between Buzzard and SGC regarding the disposition of the Lease Agreement are ongoing, as are discussions between the Company’s subsidiary, EPC Corporation, and Crystal Creek Coalpower Funding, LLC, regarding the termination of obligations arising under the Note Purchase Agreement dated September 4, 2003. The Company continues to expect that a disposition of Buzzard’s leasehold interest and a termination of EPC Corporation’s obligations under the Note Purchase Agreement will occur substantially on the terms previously reported.

As previously reported in the Company’s Current Report on Form 8-K dated December 11, 2006, as filed with the Securities and Exchange Commission on December 15, 2006, SGC and Buzzard executed a Forbearance Agreement, dated December 11, 2006(the “Forbearance Agreement”), pursuant to which SGC agreed that it will forbear from exercising its rights and remedies under the Lease Agreement with respect to certain projected missed rental payments. The forbearance period provided for in the Forbearance Agreement originally extended through July 1, 2007 (unless an event of default unrelated to the missed rental payments that are the subject of the Forbearance Agreement arises sooner). Prior to the agreement entered into on August 31, 2007, SGC and Buzzard entered into an interim agreement to amend the Forbearance Agreement between them dated as of December 11, 2006, in order to provide for an extension of the “Forbearance Termination Date” (as defined therein) to August 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By: /s/ Michael E. Thomas

        Michael E. Thomas

        Senior Vice President and Chief Financial Officer

Dated: September 4, 2007